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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                                 (Rule 14c-101)

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

_X_      Preliminary Information Statement

___      Definitive Information Statement Only

___      Confidential, for Use of the Commission (as permitted by Rule 14c)


                         ADVENTRX PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

_X_      No fee required.

___      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

___      Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                         ADVENTRX PHARMACEUTICALS, INC.
             NOTICE OF ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS
                                WITHOUT A MEETING

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders:

         Notice is hereby given to you as a holder of record of shares of Common Stock or Series B Convertible Preferred Stock of ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), that we have received the written consent, in lieu of a meeting, of holders of a majority of our outstanding voting stock to amend Article IV of our Certificate of Incorporation to increase the Company's total authorized capital stock from 51,000,000 shares to 101,000,000 shares, of which 100,000,000 shares shall be common stock, with a par value of $0.001 per share, and 1,000,000 shares shall be preferred stock, with a par value of $0.01 per share (the "Amendment"). The Amendment will be filed with the Secretary of State of Delaware on or after the twentieth day after this Information Statement is mailed to the Stockholders of the Company.

         We encourage you to read the attached Information Statement for further information regarding this action and the Amendment.


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         This is not a notice of a meeting of stockholders and no stockholders'
meeting will be held to consider the matters described in this Information Statement. This Information Statement is being furnished to you solely for the purpose of informing you of the matters described in this Information Statement in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 228(e) of the Delaware General Corporation Law.

                                  By Order of the Board of Directors

                                  /s/ Nicholas J. Virca, Secretary
                                  ----------------------------------
                                  Nicholas J. Virca, Secretary

San Diego, California
October 31, 2003

                              INFORMATION STATEMENT

         The purpose of this Information Statement is to notify the holders of shares of our Common Stock and Series B Convertible Preferred Stock that as of the close of business on October 1, 2003 we received the written consent, in lieu of a meeting of stockholders, from the holders of 22,396,793 shares of our Common Stock, representing approximately 53.7% of our outstanding voting stock, approving an amendment to Article IV of our Certificate of Incorporation to increase the Company's total authorized capital stock from 51,000,000 shares to 101,000,000 shares, of which 100,000,000 shares shall be common stock, with a par value of $0.001 per share and 1,000,000 shares shall be preferred stock, with a par value of $0.01 per share (the "Amendment"). The Amendment will be filed with the Secretary of State of Delaware on or after the twentieth day after this Information Statement is mailed to the Stockholders of the Company.

         This Information Statement is first being mailed or furnished to stockholders on or about November __, 2003, and the Amendment will not become effective until at least 20 days after the mailing of this Information Statement. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTERS' RIGHTS OF APPRAISAL.

         The Delaware General Corporation Law does not provide stockholders with appraisal rights with respect to increases in the authorized capital stock of a corporation incorporated in Delaware.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

         As of October 31, 2003, 41,490,799 shares of Common Stock of the Company and 200,000 shares of Series B Convertible Preferred Stock were outstanding and entitled to give consent with respect to the Amendment. With respect to the Amendment, each holder of shares of Common Stock or Series B Convertible Preferred Stock of the Company is entitled to one vote for each such share held by such stockholder. Pursuant to Section 213 of the Delaware General Corporation Law, the record date for determining stockholders entitled to consent in writing to the Amendment was September 17, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information as of October 31, 2003, concerning the ownership of Common Stock and Series B Convertible Preferred Stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Preferred Stock, (ii) each current member of the Board of Directors of the Company and (iii) each executive officer of the Company.


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         Beneficial ownership is determined in accordance with Rule 13d-3 of the
Securities Exchange Act of 1934, as amended, and includes all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase Common Stock or Preferred Stock of the Company that are presently exercisable or exercisable within 60 days of October 31, 2003 and shares of Preferred Stock of the Company that are presently convertible or convertible within 60 days of October 31, 2003 that are held by the persons listed below are included in the total number of shares beneficially owned for such person and are considered outstanding for the purpose of calculating the percentage ownership of such holder. The Company has relied on information supplied by its officers, directors and certain stockholders and on information contained in filings with the SEC in completing the table below. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock or Preferred Stock of the Company shown as beneficially owned by them, except as otherwise stated below.

TITLE OR CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER (1)             AMOUNT AND NATURE OF
                                                                        BENEFICIAL OWNERSHIP AS OF     PERCENT OF
                                                                             OCTOBER 31, 2003           CLASS (2)

Common Stock          Mark Capital LLC                                            4,294,399          10.33%
                      300 Felton Drive
                      Menlo Park, CA  94025

Common Stock          Matthew Balk (3)                                            3,856,425           9.28%
                      245 Park Avenue, 44th Floor
                      New York, NY 10167

Preferred Stock       Emisphere Technologies, Inc.                                  200,000          99.76%
                      765 Old Saw Mill River Road
                      Tarrytown, NY 10591

                      CURRENT DIRECTORS
Common Stock          Nicholas J. Virca                                           1,776,693           4.14%
Common Stock          M. Ross Johnson, Ph.D.                                      1,935,092           4.58%
Common Stock          Evan M. Levine (4)                                          4,624,399          11.03%

                      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Common Stock          Steven M Plumb, CPA                                            37,500           0.09%
Common Stock          Joan M. Robbins, Ph.D.                                        100,000           0.24%

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(1)  Unless indicated otherwise, the address of each person listed in the table is c/o ADVENTRX Pharmaceuticals, Inc.; 9948 Hibert Street, Suite 100; San Diego, California 92131

(2) The percentage of beneficial ownership of Common Stock is based on 41,490,799 shares of Common Stock outstanding as of October 31, 2003 and excludes all shares of Common Stock issuable upon the exercise of outstanding options or warrants to purchase Common Stock or conversion of any outstanding preferred stock of the Company, other than the shares of Common Stock issuable upon the exercise of options or warrants to purchase Common Stock held by the named person to the extent such options or warrants are exercisable within 60 days of October 31, 2003. The percentage of beneficial ownership of preferred stock of the Company is based on 200,473 shares of preferred stock of the Company outstanding as of October 31, 2003.

(3) The address and number of shares of Common Stock beneficially owned by Matthew Balk is based on the Schedule 13D filed by Mr. Balk with the U.S. Securities and Exchange Commission on February 6, 2003.

(4) Includes 4,294,399 shares of Common Stock beneficially held by Mark Capital LLC. Mr. Levine is the managing member of Mark Capital LLC.


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AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE.

         The Amendment will increase the authorized number of shares of Common Stock of the Company from 50,000,000 to 100,000,000.

         The increase in the authorized number of shares of Common Stock of the Company will provide the Company with the ability to continue to raise financing through the sale of shares of its Common Stock in order to continue the Company's research and development efforts including the funding of clinical trials of its drug candidates. The Company does not plan to solicit the vote of security holders prior to the issuance of any of the additional shares authorized pursuant to the Amendment.

FINANCIAL AND OTHER INFORMATION.

         The response to this item is incorporated by reference from (a) the sections titled "Financial Information" and "Management's Discussion and Analysis or Plan of Operation" in the Company's Quarterly Report on Form 10-QSB filed August 14, 2003; and the Company's Current Report on Form 8-K filed February 10, 2003.

VOTING PROCEDURES.

         The affirmative consent of the holders of a majority of our outstanding Common Stock and Series B Convertible Preferred Stock, voting together as a single class, is required to adopt the Amendment, which consent was obtained effective September 17, 2003.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

         Only one information statement is being delivered to multiple stockholders of the Company sharing an address, unless we have received contrary instructions from one or more of such stockholders. The Company undertakes to promptly deliver upon written or oral request a separate copy of this information statement to any stockholder of the Company at a shared address to which a single copy of this information statement was delivered. To request a separate copy of this information statement or any future information statement, please contact Beth Marion at the Company at 9948 Hibert Street, Suite 100, San Diego, California 92131; (858) 271-9671.

         The Company undertakes to provide, without charge, to each stockholder of the Company to whom this information statement is delivered, upon written or oral request of such stockholder and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this information statement. Any such request should be directed to Beth Marion at the Company at 9948 Hibert Street, Suite 100, San Diego, California 92131; (858) 271-9671. In addition, reports and other information, including our Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB, filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports and other information regarding the Company may be obtained free of charge.